SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                      MAGICWORKS ENTERTAINMENT INCORPORATED

             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                             87-0425513
      -----------------------------------         -----------------
          (State of Incorporation                 (I.R.S. Employer
           or Organization)                       Identification No.)

930 WASHINGTON AVENUE, 5TH FLOOR
MIAMI BEACH, FLORIDA                                        33139
-----------------------------------                   -----------------
(Address of Principal Executive Offices)                 (Zip Code)


If this Form relates to the registration of a class of           If this Form relates to the registration of a class of
debt securities and is effective upon filing pursuant to         debt securities and is to become effective
General Instruction A(c)(1) please check the following           simultaneously with the effectiveness of a concurrent
box.[ ]                                                          registration statement under the Securities Act of 1933
                                                                 pursuant to General Instruction A(c)(2) please check
                                                                 the following box.[ ]

Securities to be registered pursuant to Section 12(b) of the Act:

    TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED
    -------------------                         ------------------------------

 COMMON STOCK, PAR VALUE $.001 PER SHARE            AMERICAN STOCK EXCHANGE


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

                                (Title of Class)

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              Reference is made to the discussion of the Registrant's Common Stock in the section entitled "Description of Securities" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-13127) filed with the Securities and Exchange Commission on October 1, 1996, which disclosures are incorporated by reference herein.

ITEM 2.       EXHIBITS.

                    3.1       Articles of Incorporation*

                    3.2       Bylaws*

                    4.1       Form of Common Stock Certificate*





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*  Incorporated herein by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form S-1 (No. 333-13127).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

June 6, 1997                     MAGICWORKS ENTERTAINMENT
                                 INCORPORATED



                                 By: /s/ BRAD KRASSNER
                                    -------------------------------------
                                    Brad Krassner, Co-Chairman of the Board
                                    and Chief Executive Officer